GLOBAL PRECISION MEDICAL INC.

04-03

#536 – 1489 Marine Drive, West Vancouver, British Columbia V7T 1B8

November 5, 2003

Contact:

Lindsay Semple

Tel:

604-926-2939

Fax:

604-926-2939

E-mail:

globalprecision @shaw.ca

MEDICAL APPROVAL IN RUSSIA

VANCOUVER, B.C, November 5, 2003, – GLOBAL PRECISION MEDICAL INC (OTCBB: “GBPMF”)

The Company is pleased to announce that, on October 28, 2003, the Russian Ministry of Health approved the Company’s URO-Stent for mass-production and sale in Russia.

As previously announced, the Company had submitted impressive results to the medical testing procedures required for medical approval.  In particular, the toxicology tests showed no trace of Nickel ions, or any other ions. They showed in addition a high compatibility of the URO-Stent with human tissue. This is a direct consequence of the material structure and the thermo-chemical treatment used to strengthen the binding of the Nickel and Titanium ions, thus inhibiting any migration of these entities inside and outside of the metal. The electro-chemical treatment of the wire surface - passivation process - creates a protective film on the surface of the stent, providing for a reinforced shielding.

Medical approval in Russia is a major step in the Company’s development.  It is a requirement for use and sale of the URO-Stent in Russia and surrounding countries and it provides a regulatory platform for moving towards regulatory approval procedures in other countries, which the Company expects to commence before year-end in Canada.

As a result of this medical approval, the Russian Ministry of Health has requested that the Deputy Minister of Public Health formally issue a certificate of sale to the Company, which is a bureaucratic procedure expected to require 2-3 months. During this period, the Company will establish the manufacturing process in Russia as well as Canada (through MDMI Technologies Inc. (“MDMI”), a Canadian medical device company with a marketing network in Asia and North America and the Company’s joint venture manufacturing partner), for expected production and delivery during the first quarter of 2004. Distribution and sales will be handled in Russia and surrounding countries by Minimal Invasive Technology Ltd. (Moscow) (“MIT”), the Company’s distribution joint venture partner for Russia and Eastern Europe.  MIT is a leading manufacturer and distributor of Russian medical devices.  Mr. Jim Elliott, President of MDMI and the Company’s Chief Technology Officer, will visit Russia shortly to validate the manufacturing process, negotiate a definitive distribution agreement with MIT and explore other collaborative opportunities with MIT beyond the commercialization of the URO-Stent.

The URO-Stent is used for the prevention of lumen restriction associated with benign prostate hyperplasia.  BPH is an enlargement of the prostate, which constricts the urethra as it grows, thereby restricting the flow of urine – a common cause of urinary voiding dysfunction in men. The URO-Stent has been developed by a team of scientists, clinicians and medical specialists in Moscow in conjunction with the world-renowned Institute of Metallurgy and Materials (Sputnik program, Russian military and current space station) (“IMET”).  The URO-Stent is braided from a proprietary NiTi shape-memory alloy wire that utilizes its unique shape-memory properties such that when the stent is released into the prostate by a catheter delivery system, and, as it reaches body temperature, the stent expands allowing the radial tension of the wire net to hold the blocked portion of the lumen in an open position.  The URO-Stent has several advantages over competitive stent technologies: atraumatic design (no sharp ends), more radial rigidity, non-kinkable yet flexible while keeping the lumen diameter constant.

On behalf of the Board of Directors

GLOBAL PRECISION MEDICAL INC.

/s/ Lindsay B. Semple

CEO and Director

SAFE HARBOR STATEMENT

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."